Exhibit 3.12

LLC-1

LIMITED LIABILITY COMPANY
ARTICLES OF ORGANIZATION

IMPORTANT- Read the Instructions before completing the form.
This document is presented for filing pursuant to Section 17050 of the California Corporations Code.

1.	Limited liability company name: (End the name with LLC, L.L.C., Limited Liability Company or Ltd. Liability Co.) Lexico Publishing Group, LLC

2.	Latest date (month/day/year) on which the limited liability company is to dissolve. March 1, 2024

3.	The purpose of the limited liability company is to engage in any lawful act or activity for which a limited liability company may be organized under the Beverly-Killea Limited Liability Company Act.

4.	Enter the name and address of initial agent for service of process and check the appropriate provision below:

Bernard Kariger , which is
	☒	an individual residing in California.

	☐	a corporation which has filed a certificate pursuant to Section 1505 of the California Corporations Code. Skip Item 5 and proceed to Item 6.

5.	If the initial agent for service of process is an individual, enter a business or residential street address in California:

Street address: 1031 Arroyo Drive

City: Fullerton State: California Zip Code: 92833

6.	The limited liability company will be managed by: (check one)

☐ one manager ☐ more than one manager ☐ limited liability company members

7.	Describe type of business of the Limited Liability Company.

On-line services and publishing.

8.	If other matters are to be included in the Articles of Organization attach one or more separate pages. Number of pages attached, if any: [ 0 ]

9.	It is hereby declared that I am the person who executed this instrument, which execution is my act and deed.	For Secretary of State Use

	File No.	199908310033

/s/ Brian Kariger
Signature of organizer

Brian Kariger
Type or print name of organizer

Date: March 7, 1999
SEC/STATE (REV. 7/97)	FORM LLC-1 — FILING FEE: $70
Approved By Secretary Of State

LIMITED LIABILITY COMPANY CERTIFICATE OF AMENDMENT

A $30.00 filing fee must accompany this form. IMPORTANT– Read instructions before completing this form.	This Space For Filing Use Only

1.	SECRETARY OF STATE FILE NUMBER	2. NAME OF LIMITED LIABILITY COMPANY

	199908310033	Lexico Publishing Group, LLC

3.	COMPLETE ONLY THE SECTIONS WHERE INFORMATION IS BEING CHANGED. ADDITIONAL PAGES MAY BE ATTACHED IF NECESSARY.

	A.	LIMITED LIABILITY COMPANY NAME (END THE NAME WITH THE WOROS ‘LIMITED LIABILITY COMPANY,” “LTD. LIABILITY CO.” OR THE ABBREVIATIONS “LLC”‘ OR “L.L.C.”)

Dictionary.com, LLC

	B.	THE LIMITED LIABILITY COMPANY WILL BE MANAGED BY (CHECK ONE):

☐ ONE MANAGER ☐ MORE THAN ONE MANAGER ☒ ALL LIMITED LIABILITY COMPANY MEMBER(S)

	C.	AMENDMENT TO TEXT OF THE ARTICLES OF ORGANIZATION:

D.

OTHER MATTERS TO BE INCLUDED IN THIS CERTIFICATE MAY BE SET FORTH ON SEPARATE ATTACHED PAGES AND ARE MADE A PART OF THIS CERTIFICATE. OTHER MATTERS MAY INCLUDE A CHANGE IN THE LATEST DATE ON WHICH THE LIMITED LIABILITY COMPANY IS TO DISSOLVE OR ANY CHANGE IN THE EVENTS THAT WILL CAUSE THE DISSOLUTION.

4.	FUTURE EFFECTIVE DATE, IF ANY:
MONTH DAY YEAR

5.	NUMBER OF PAGES ATTACHED, IF ANY:

6.	IT IS HEREBY DECLARED THAT I AM THE PERSON WHO EXECUTED THIS INSTRUMENT, WHICH EXECUTION IS MY ACT AND DEED.

/s/ Gregg Winiarski	07/17/2008
SIGNATURE OF AUTHORIZED PERSON	DATE

Gregg Winiarski, Member
TYPE OR PRINT NAME AND TITLE OF AUTHORIZED PERSON

7.	RETURN TO:
	[	]
NAME Gregg Winiarski
FIRM IAC/lnterActiveCorp
ADDRESS 555 West 18th Street
CITY/STATE New York. New York
ZIP CODE 10011
	[	]
SEC/STATE FORM LLC·2 (Rev. 03/2005) — FILING FEE S30.00			APPROVED BY SECRETARY OF STATE